Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: April 29, 2009

Contacts:

Steven C. Ackmann	Salvatore R. DeFrancesco, Jr.
President and	Treasurer and
Chief Executive Officer	Chief Financial Officer
570-346-4156	570-504-8000

FIDELITY D & D BANCORP, INC.

FIRST QUARTER 2009 FINANCIAL RESULTS

Dunmore, PA — Fidelity D & D Bancorp, Inc., (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended March 31, 2009 of $825,000 compared to $1,089,000 for the first quarter of 2008.  Earnings per share on a fully diluted basis for the quarter totaled $0.40 compared to $0.52 for the prior year period.

Net interest income increased $278,000 to $4,825,000 for the quarter ended March 31, 2009 from $4,547,000 recorded during the first quarter of 2008.  The lower rates on interest-bearing deposits produced cost savings, which coupled with the interest income generated by the commercial loan growth offset the lower yields on earning assets, resulting in additional net interest income earned for the first quarter of 2009.  These factors improved net interest margin to 3.73% for the first quarter of 2009, compared to 3.37% for same 2008 period.

A provision for loan loss of $425,000 was recorded during the first quarter of 2009 with no provision required for the 2008 period.  The allowance for loan losses was 1.20% of total loans at March 31, 2009, up from 1.10% at March 31, 2008.

Total other income recorded for the quarter ended March 31, 2009 was $1,313,000, compared to $1,296,000 for the same quarter in 2008.  Robust mortgage banking activities produced gains that offset a non-cash other-than-temporary impairment charge and lower deposit fee levels during the quarter.

Total other operating expenses increased $269,000 from $4,393,000 to $4,662,000 for the quarters ended March 31, 2008 and 2009, respectively.  The operating expense increase resulted primarily from salary and employee benefits and occupancy expenses incurred during in the first quarter of 2009 as compared to 2008.

“Performance in the first quarter was encouraging with gross margins strong and loan growth continuing,” stated Steven C. Ackmann, President and CEO.  “Our profits were negatively impacted by further write-downs that occurred in the investment portfolio.  With the lack of active markets for many of these securities, we are forced to rely upon valuation models, which are leading us and many others in the industry to take charges on securities.”

The Company’s assets totaled $566,786,000 at March 31, 2009 down from $575,719,000 at December 31, 2008.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s twelve community banking offices.  The Bank’s deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

For more information please visit our investor relations web site located through

www.bankatfidelity.com.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to various factors.  These factors include the possibility that increased demand or prices for the company’s financial services and products may not occur, changing economic, interest rate and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

At Period End:	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008
Assets
Total cash and cash equivalents	$20,800,732	$12,771,147	$13,375,299	$16,040,466	$23,378,954
Investment securities	78,949,503	84,187,579	87,179,549	129,244,167	136,320,024
Federal Home Loan Bank Stock	4,781,100	4,781,100	4,770,700	4,358,300	3,387,800
Loans and leases	426,269,981	441,036,694	431,293,559	418,650,319	399,582,768
Allowance for loan losses	(5,097,641)	(4,745,234)	(4,205,566)	(4,188,571)	(4,378,924)
Premises and equipment, net	15,871,074	16,056,362	16,018,219	12,912,023	12,947,438
Life insurance cash surrender value	8,886,844	8,807,784	8,728,568	8,645,597	8,564,950
Other assets	16,323,980	12,823,565	12,383,084	12,901,595	14,073,523

Total assets	$566,785,573	$575,718,997	$569,543,412	$598,563,896	$593,876,533

Liabilities
Non-interest-bearing deposits	$69,296,833	$71,442,651	$69,619,234	$74,765,086	$69,486,801
Interest-bearing deposits	394,857,294	361,869,281	365,812,303	373,468,779	386,356,675
Total deposits	464,154,127	433,311,932	435,431,537	448,233,865	455,843,476
Short-term borrowings	10,741,814	38,129,704	17,086,314	29,674,336	9,879,537
Long-term debt	42,000,000	52,000,000	62,071,661	62,285,582	62,494,906
Other liabilities	4,427,884	3,316,710	4,335,911	5,318,030	9,465,660
Total liabilities	521,323,825	526,758,346	518,925,423	545,511,813	537,683,579

Shareholders’ equity	45,461,748	48,960,651	50,617,989	53,052,083	56,192,954

Total liabilities and shareholders’ equity	$566,785,573	$575,718,997	$569,543,412	$598,563,896	$593,876,533

Average Quarterly Balances:	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008
Assets
Total cash and cash equivalents	$12,902,871	$11,389,500	$11,483,829	$12,025,621	$23,587,839
Investment securities	86,550,978	90,153,057	117,713,728	138,429,282	133,209,250
Loans and leases, net	433,903,852	434,511,745	421,771,678	402,874,033	406,336,700
Premises and equipment, net	16,048,369	15,948,591	13,315,976	12,951,487	12,981,354
Other assets	22,889,530	21,628,663	19,744,364	19,358,141	15,966,685

Total assets	$572,295,600	$573,631,556	$584,029,575	$585,638,564	$592,081,828

Liabilities
Non-interest-bearing deposits	$68,083,243	$69,665,796	$69,069,124	$65,591,257	$66,504,221
Interest-bearing deposits	380,508,523	366,709,783	360,426,504	378,477,080	380,896,695
Total deposits	448,591,766	436,375,579	429,495,628	444,068,337	447,400,916
Short-term borrowings and long-term debt	72,666,503	83,447,025	97,685,420	81,129,443	84,068,238
Other liabilities	3,366,585	4,093,554	4,466,079	5,005,066	4,456,310
Total liabilities	524,624,854	523,916,158	531,647,127	530,202,846	535,925,464

Shareholders’ equity	47,670,746	49,715,398	52,382,448	55,435,718	56,156,364

Total liabilities and shareholders’ equity	$572,295,600	$573,631,556	$584,029,575	$585,638,564	$592,081,828

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

	Three Months Ended
	Mar. 31, 2009	Mar. 31, 2008
Interest income
Loans and leases	$6,675,522	$6,887,210
Securities and other	1,151,891	1,857,622

Total interest income	7,827,413	8,744,832

Interest expense
Deposits	2,191,772	3,233,736
Borrowings and debt	810,821	964,260

Total interest expense	3,002,593	4,197,996

Net interest income	4,824,820	4,546,836

Provision for loan losses	425,000	—
Other income	1,313,362	1,295,542
Other expenses	4,661,942	4,392,749
Provision for income taxes	226,182	360,682
Net income	$825,058	$1,088,947

	Three Months Ended
	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008
Interest income
Loans and leases	$6,675,522	$6,911,146	$6,905,422	$6,860,510	$6,887,210
Securities and other	1,151,891	1,272,950	1,514,018	1,752,556	1,857,622

Total interest income	7,827,413	8,184,096	8,419,440	8,613,066	8,744,832

Interest expense
Deposits	2,191,772	2,454,253	2,598,805	2,831,400	3,233,736
Borrowings and debt	810,821	821,689	941,488	838,502	964,260

Total interest expense	3,002,593	3,275,942	3,540,293	3,669,902	4,197,996

Net interest income	4,824,820	4,908,154	4,879,147	4,943,164	4,546,836

Provision for loan losses	425,000	685,000	130,000	125,000	—
Other income	1,313,362	1,172,647	844,443	1,265,669	1,295,542
Other expenses	4,661,942	4,700,740	4,672,654	4,444,540	4,392,749
Provision for income taxes	226,182	93,121	179,821	435,347	360,682
Net income	$825,058	$601,940	$741,115	$1,203,946	$1,088,947

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008
Selected returns and financial ratios
Diluted earnings per share	$0.40	$0.30	$0.35	$0.59	$0.52
Dividends per share	$0.25	$0.25	$0.25	$0.25	$0.25
Yield on interest-earning assets (FTE)	5.97%	6.13%	6.17%	6.39%	6.39%
Cost of interest-bearing liabilities	2.69%	2.90%	3.07%	3.21%	3.63%
Net interest spread	3.28%	3.23%	3.10%	3.18%	2.76%
Net interest margin	3.73%	3.72%	3.62%	3.71%	3.37%
Return on average assets	0.58%	0.42%	0.50%	0.83%	0.74%
Return on average equity	7.02%	4.82%	5.63%	8.73%	7.80%
Efficiency ratio	70.33%	73.33%	74.84%	70.17%	73.64%
Expense ratio	2.15%	2.35%	2.35%	2.19%	2.10%

Other data

	Mar. 31, 2009		Dec. 31, 2008		Sep. 30, 2008		Jun. 30, 2008		Mar. 31, 2008
Book value per share	$21.94		$23.73		$24.55		$25.63		$27.08
Equity to assets	8.02%		8.50%		8.89%		8.86%		9.46%
Allowance for loan losses to:
Total loans	1.20%		1.08%		0.98%		1.00%		1.10%
Non-accrual loans	0.70	x	1.36	x	1.35	x	1.14	x	0.97	x
Non-accrual loans to net loans	1.72%		0.80%		0.73%		0.88%		1.14%
Non-performing assets to total assets	1.56%		0.96%		0.90%		0.79%		0.84%